UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2018

ZOSANO PHARMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36570	45-4488360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34790 Ardentech Court

Fremont, CA 94555

(Address of principal executive offices) (Zip Code)

(510) 745-1200

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2018, Zosano Pharma Corporation (the “Company”) entered into amended and restated employment agreements (the “Agreements”) with Donald Kellerman, Pharm.D., who will continue to serve as Vice President of Clinical Development & Medical Affairs of the Company and Hayley Lewis, who will continue to serve as Senior Vice President of Operations of the Company. The Agreements provide for a 35% target bonus amount for each officer, with base salary amounts remaining unchanged. In addition, the Agreements provide that in the event of a termination of employment without cause or for good reason, subject to execution of an effective release, the officers will be entitled to receive his or her base salary for a period of six months and healthcare coverage for a period of up to six months. In addition, any stock options and other equity awards will accelerate as to 25% of any then unvested shares. In the event of a termination without cause or for good reason within twelve months following a change in control, subject to his or her execution of an effective release, the officers will be entitled to receive a lump sum severance payment equal to 12 months of base salary and healthcare coverage for a period of up to 12 months. In addition, any stock options and other equity awards will accelerate as to 100% of any then unvested shares. In the event of disablity, the Company has also agreed to pay base salary and provide benefits, in each case, for up to 12 weeks during any period of 365 consecutive calendar days.

The foregoing description of the Agreements is qualified in its entirety by reference to the full text of the Agreements, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement dated September 18, 2018 with Donald Kellerman, Pharm.D.

10.2	Amended and Restated Employment Agreement dated September 18, 2018 with Hayley Lewis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOSANO PHARMA CORPORATION

Dated: September 24, 2018	By:	/s/ John Walker
Name: John Walker
Title: President and Chief Executive Officer